UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2006

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2006, The Kansas City Southern Railway Company ("KCSR"), a wholly-owned subsidiary of Kansas City Southern ("KCS" or the "Company"), and Patrick J. Ottensmeyer, Executive Vice President and Chief Financial Officer of the Company, entered into an Employment Agreement effective May 15, 2006 (the "Ottensmeyer Employment Agreement"). Pursuant to the terms of the Ottensmeyer Employment Agreement, in addition to his annual salary, Mr. Ottensmeyer is eligible to receive coverage under KCSR's benefits plans and programs as are made available to similarly situated employees of KCSR. KCSR may terminate the Ottensmeyer Employment Agreement "for cause" (as defined in the agreement) or other than "for cause". If Mr. Ottensmeyer is terminated other than for cause, KCSR shall (a) continue for a period of twelve (12) months following such termination to pay Mr. Ottensmeyer as severance pay a monthly amount equal to one-twelfth (1/12th) of his annual base salary rate in effect immediately prior to termination and, (b) for a period of fifteen (15) months following such termination, reimburse Mr. Ottensmeyer for the cost of continuing health insurance coverage provided pursuant to the Ottensmeyer Employment Agreement or obtaining health insurance covered comparable to the health insurance provided pursuant to the Ottensmeyer Employment Agreement, and obtaining coverage comparable to the life insurance provided pursuant to the Ottensmeyer Employment Agreement, unless Mr. Ottensmeyer is provided comparable health or life insurance coverage in connection with other employment. Mr. Ottensmeyer is required to execute a full release of claims in favor of KCSR and its affiliates as a condition of receiving such severance benefits.

If Mr. Ottensmeyer is terminated following a "Change in Control" (as defined in the Ottensmeyer Employment Agreement) other than for cause, Mr. Ottensmeyer will be eligible to receive a lump sum payment (the "Special Severance Payment") equal to the product of (y) 175% of the rate of his annual base salary equal to not less than 12 times the highest monthly base salary paid or payable to him by KCSR in the 12 month period immediately before the Change in Control multiplied by (z) 3, as well as certain other benefits for which he was eligible immediately prior to the termination for a period 3 years.

In addition, Mr. Ottensmeyer is entitled to receive the Special Severance Payment and benefits if he resigns during the 3 year period following the Change in Control if (i) he is assigned duties inconsistent in any respect with his position (including offices, titles, reporting requirements or responsibilities), authority or duties are not at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 12 month period immediately before the Change in Control or any other action by KCSR that results in a diminution or other material adverse change in such position, authority or duties, (ii) his services are required to be performed at a location other than the location where he was employed immediately before the Change in Control at a location not within 40 miles from such former location, (iii) KCSR fails to comply with the terms of Section 7 of the Ottensmeyer Employment Agreement, (iv) there is any other material adverse change to the terms and conditions of his employment or (v) there is any purported termination by KCSR of his employment other than as expressly permitted by the Ottensmeyer Employment Agreement.

Mr. Ottensmeyer has expressly agreed to maintain in strictest confidence and not to use in any way, publish, disclose or authorize anyone else to use in any way, publish or disclose any Confidential Information (as defined in the Ottensmeyer Employment Agreement) relating to any manner to the business or affairs of KCSR or any of its affiliates. This obligation survives any termination of the Ottensmeyer Employment Agreement by Mr. Ottensmeyer or KCSR.

Also on June 7, 2006, the Company and Daniel W. Avramovich, Executive Vice President Sales & Marketing of the Company, entered into an Employment Agreement effective May 15, 2006 (the "Avramovich Employment Agreement"). Pursuant to the terms of the Avramovich Employment Agreement, in addition to his annual salary, Mr. Avramovich is eligible to receive coverage under KCSR's benefits plans and programs as are made available to similarly situated employees of KCSR. The Company may terminate the Avramovich Employment Agreement "for cause" (as defined in the agreement) or other than "for cause". If Mr. Avramovich is terminated other than for cause, the Company shall continue for a period of twelve (12) months following such termination (a) to pay Mr. Avramovich as severance pay a monthly amount equal to one-twelfth (1/12th) of his annual base salary rate in effect immediately prior to termination and (b) to reimburse Mr. Avramovich for the cost of continuing health insurance coverage provided pursuant to the Avramovich Employment Agreement or obtaining health insurance covered comparable to the health insurance provided pursuant to the Avramovich Employment Agreement, and obtaining coverage comparable to the life insurance provided pursuant to the Avramovich Employment Agreement, unless Mr. Avramovich is provided comparable health or life insurance coverage in connection with other employment. Mr. Avramovich is required to execute a full release of claims in favor of the Company, KCSR and their affiliates as a condition of receiving such severance benefits.

If Mr. Avramovich is terminated following a "Change in Control" (as defined in the Avramovich Employment Agreement) other than for cause, Mr. Avramovich will be eligible to receive a lump sum payment (the "Special Severance Payment") equal to the product of (y) 175% of the rate of his annual base salary equal to not less than 12 times the highest monthly base salary paid or payable to him by KCSR in the 12 month period immediately before the Change in Control multiplied by (z) 3, as well as certain other benefits for which he was eligible immediately prior to the termination for a period 3 years.

In addition, Mr. Avramovich is entitled to receive the Special Severance Payment and benefits if he resigns during the 3 year period following the Change in Control if (i) he is assigned duties inconsistent in any respect with his position (including offices, titles, reporting requirements or responsibilities), authority or duties are not at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 12 month period immediately before the Change in Control or any other action by KCSR that results in a diminution or other material adverse change in such position, authority or duties, (ii) his services are required to be performed at a location other than the location where he was employed immediately before the Change in Control at a location not within 40 miles from such former location, (iii) KCSR fails to comply with the terms of Section 7 of the Avramovich Employment Agreement, (iv) there is any other material adverse change to the terms and conditions of his employment or (v) there is any purported termination by KCSR of his employment other than as expressly permitted by the Avramovich Employment Agreement.

Mr. Avramovich has expressly agreed to maintain in strictest confidence and not to use in any way, publish, disclose or authorize anyone else to use in any way, publish or disclose any Confidential Information (as defined in the Avramovich Employment Agreement) relating to any manner to the business or affairs of KCSR or any of its affiliates. This obligation survives any termination of the Avramovich Employment Agreement by Mr. Avramovich or KCSR.

The foregoing discussions of each of the Ottensmeyer Employment Agreement and the Avramovich Employment Agreement are qualified in their entirety by the terms of each agrement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and hereby are incorpoarted by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 7, 2006, Kansas City Southern ("KCS" or the "Company") announced the appointment of Michael K. Borrows, age 38, as Vice President - Financial Reporting and Tax. In this capacity, Mr. Borrows will act as the Company's principal accounting officer. Mr. Borrows will serve in such capacity at the pleasure of the Board of Directors of the Company. For further information, see the press release dated June 7, 2006 attached hereto as Exhibit 99.1.

Mr. Borrows brings over 15 years of financial experience to the Company. From January 1996 until joining the Company, Mr. Borrows served in a number of finance and accounting positions with Burlington Northern Santa Fe Corporation including Senior Financial Analyst; Manager, Policies Procedures & Controls; Director Payroll and Accounting Systems Support; General Director Payroll and Non-Operating Timekeeping; General Director, Reporting and Reserves; General Director Reporting, Strategies and Technology Management; General Director, Financial Reporting and Technology Management; and, most recently, General Director Finance, in which he was responsible for Operations and Business Unit Planning and Control.

The Company confirms, as required under regulations under the Securities Exchange Act of 1934, the following:

a.) There is no family relationship between Mr. Borrows and any director or executive officer of the Company.

b.) There was no arrangement or understanding between Mr. Borrows and any other person pursuant to which he was appointed as Vice President - Financial Reporting and Tax of the Company.

c.) There are no transactions between Mr. Borrows and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Borrows replaces Susan B. Wollenberg as principal accounting officer for the Company. Ms. Wollenberg, who served as the Company's interim principal accounting officer since May 12, 2006, continues to serve in the role of Vice President Financial Planning and Administration for the Company.

Item 9.01 Financial Statements and Exhibits.

(d)

10.1 Employment Agreement entered into as of the 15th day of May, 2006, between The Kansas City Southern Railway Company and Patrick J. Ottensmeyer.

10.2 Employment Agreement entered into as of the 15th day of May, 2006, between The Kansas City Southern Railway Company, Kansas City Southern and Daniel W. Avramovich.

99.1 Press Release dated May 12, 2006, issued by KCS entitled "KCS Announces Appointments of Michael K. Borrows as Vice President Financial Reporting and Tax; Bradley R. Cornelsen as Director Joint Venture Accounting."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

June 12, 2006	By:	/s/ Patrick J. Ottensmeyer

Name: Patrick J. Ottensmeyer
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement entered into as of the 15th day of May, 2006, between The Kansas City Southern Railway Company and Patrick J. Ottensmeyer.
10.2	Employment Agreement entered into as of the 15th day of May, 2006, between The Kansas City Southern Railway Company, Kansas City Southern and Daniel W. Avramovich.
99.1	Press Release dated May 12, 2006, issued by KCS entitled "KCS Announces Appointments of Michael K. Borrows as Vice President Financial Reporting and Tax; Bradley R. Cornelsen as Director Joint Venture Accounting."